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                                                                    EXHIBIT 23.4

                           [OSSANDON FIRM LETTERHEAD]


                                  July 14, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      Fremont Gold Corporation


                  This firm is counsel for Fremont Gold Corporation, a Delaware corporation (the "Company") and has provided certain advice to the Company regarding the laws of Chile. We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Company's Amendment No. 2 to Form SB-2 Registration Statement registering 4,097,333 shares of Common Stock and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as
Exhibit 23 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the shares of Common Stock for offer and sale in such states.

                                                      Sincerely,

                                                      /s/ Roberto Ossandon

                                                      Roberto Ossandon